Exhibit 24(a)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of Bank of America Corporation and the several undersigned officers and directors whose signatures appear below, hereby makes, constitutes and appoints Teresa M. Brenner, William J. Mostyn III and Timothy J. Mayopoulos, and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to prepare, execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned officer’s and director’s capacity or capacities as shown below, an Annual Report on Form 10-K for the year ended December 31, 2006, and all exhibits thereto and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, hereby ratifying and confirming all acts and things which said attorneys or attorney might do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, Bank of America Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned officers and directors, in the capacity or capacities noted, has hereunto set his or her hand as of the date indicated below.

BANK OF AMERICA CORPORATION

By:	/s/ Kenneth D. Lewis
Kenneth D. Lewis Chairman, Chief Executive Officer and President

Dated: January 24, 2007

Signature	Title	Date

/s/ Kenneth D. Lewis	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	January 24, 2007
Kenneth D. Lewis

/s/ Joe L. Price	Chief Financial Officer (Principal Financial Officer)	January 24, 2007
Joe L. Price

/s/ Neil A. Cotty	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	January 24, 2007
Neil A. Cotty

/s/ William Barnet, III	Director	January 24, 2007
William Barnet, III

/s/ Frank P. Bramble, Sr.	Director	January 24, 2007
Frank P. Bramble, Sr.

/s/ John T. Collins	Director	January 24, 2007
John T. Collins

/s/ Gary L. Countryman	Director	January 24, 2007
Gary L. Countryman

/s/ Tommy R. Franks	Director	January 24, 2007
Tommy R. Franks

/s/ Paul Fulton	Director	January 24, 2007
Paul Fulton

/s/ Charles K. Gifford	Director	January 24, 2007
Charles K. Gifford

/s/ W. Steven Jones	Director	January 24, 2007
W. Steven Jones

/s/ Monica C. Lozano	Director	January 24, 2007
Monica C. Lozano

/s/ Walter E. Massey	Director	January 24, 2007
Walter E. Massey

/s/ Thomas J. May	Director	January 24, 2007
Thomas J. May

/s/ Patricia E. Mitchell	Director	January 24, 2007
Patricia E. Mitchell

/s/ Thomas M. Ryan	Director	January 24, 2007
Thomas M. Ryan

/s/ O. Temple Sloan, Jr.	Director	January 24, 2007
O. Temple Sloan, Jr.

/s/ Meredith R. Spangler	Director	January 24, 2007
Meredith R. Spangler

/s/ Robert L. Tillman	Director	January 24, 2007
Robert L. Tillman

/s/ Jackie M. Ward	Director	January 24, 2007
Jackie M. Ward